                                                                   EXHIBIT 10.15

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                   HOMOGENEOUS PCR CLINICAL SERVICES AGREEMENT

This Agreement is made by and between Roche Molecular Systems, Inc. ("RMS"), having an office at 4300 Hacienda Drive, Pleasanton, California 94588 and Specialty Laboratories, Inc. ("SLI"), Santa Monica, California, hereafter collectively referred to as "The Parties".

                                   BACKGROUND

         A. RMS owns and has the right to grant immunities from suit to practice under certain United States Patents describing and claiming, INTER ALIA, nucleic acid amplification processes referred to as "homogeneous PCR."

         B. SLI has attained substantial expertise in validating, documenting and performing sophisticated diagnostic procedures.

         C. SLI desires to obtain an immunity from suit from RMS to practice LICENSED TECHNOLOGY to perform certain homogeneous PCR-based human IN-VITRO clinical laboratory services in order to augment and extend SLI's PCR Technology license, entered into previously or on even date herewith, and RMS is willing to grant such an immunity, on the terms and subject to the conditions provided exclusively in this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, RMS and SLI agree as follows:

1.       DEFINITIONS:

         For the purpose of this Agreement, and solely for that purpose, the terms set forth hereinafter shall be defined as follows:

         1.1 "5' NUCLEASE TECHNOLOGY" shall mean only the processes defined by the method claims of RMS's United States Patent Nos. 5,210,015 and 5,487,972, and any reissue or reexamination patents thereof, and reaction mixture claims 1-12 of United States Patent No. 5,804,375.

         1.2 The term "AFFILIATE" of a designated Party to this Agreement shall mean:

                  a) an organization of which fifty percent (50%) or more of the voting stock is controlled or owned directly or indirectly by either Party to this Agreement;

                  b) an organization which directly or indirectly owns or controls fifty percent (50%) or more of the voting stock of either Party to this Agreement;

                  c) an organization, the majority ownership of which is directly or indirectly common to the majority ownership of either Party to this Agreement; and

                  d) an organization under (a), (b), or (c) above in which the amount of said ownership is less than fifty percent (50%) and that amount is the maximum amount permitted pursuant to the law governing the ownership of said organization.

         It is understood and agreed, however, that the term "AFFILIATE" shall not include Genentech Inc., a Delaware Corporation.

         1.3 "EFFECTIVE DATE" shall mean the date on which the last signatory to this Agreement signs the Agreement.

         1.4 "HOMOGENEOUS PCR TECHNOLOGY" shall mean 5' NUCLEASE TECHNOLOGY and only the processes defined by the method claims of RMS's United States Patent Application Serial No. 07/695, 201, and any issue, reissue or reexamination patents thereof.

         1.5 "LICENSED CLINICAL SERVICE" shall mean the performance by SLI of an IN VITRO diagnostic procedure utilizing LICENSED TECHNOLOGY on a sample of material obtained from a human being solely to detect the presence, absence or quantity of a nucleic acid associated with a human disease or condition within the LICENSED FIELD. LICENSED CLINICAL SERVICES include but are not limited to, any combination of the steps of collecting a sample for analysis, isolating nucleic acid sequences therein, amplifying one or more desired sequences, analyzing the amplified material and reporting the results.

         1.6 "LICENSED FIELD" shall mean the field of human IN VITRO diagnostics solely for the detection of genetic diseases, genetic pre-disposition to disease, agents associated with infectious diseases, cancer; and for tissue transplant typing, including testing performed on [***]* disease management; and clinical trials.

         1.7 "LICENSED TECHNOLOGY" shall mean the HOMOGENEOUS PCR TECHNOLOGY and only so much of RT AND RT-PCR TECHNOLOGY and OTHER TECHNOLOGY as is necessary for SLI to practice the HOMOGENEOUS PCR TECHNOLOGY in conjunction with SLI's separately licensed PCR Technology. With the exception of the reaction mixture claims of United States Patent No. 5,804,375 and United States Patent No. 5,476,774, and the plasmid claims of the `774 patent, no rights under any substance and/or kit claims are included in this definition or this Agreement.

         1.8 "NET SERVICE REVENUES" shall mean gross invoice price for the LICENSED CLINICAL SERVICES performed by SLI (or the fair market value for any non-monetary consideration which SLI agrees to receive in exchange for LICENSED CLINICAL SERVICES), less the following deductions where they are factually applicable and are not already reflected in the gross invoice price:

                  a) discounts allowed and taken, in amounts customary in the trade (which shall include the difference between the dollar amount charged by SLI for a LICENSED CLINICAL SERVICE and the Medicare and/or Medicaid Limits of

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FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

                           Allowance and/or reimbursement limitations of a THIRD PARTY insurance program); and

                  b) government imposed sales taxes and other taxes to the extent they are separately identified on the invoice; and

                  c) actual bad debt, up to 2% of gross invoice price for LICENSED CLINICAL SERVICES, which bad debt SLI can prove and document that it was reasonable and diligent in its efforts to collect payment.

         No allowance or deduction shall be made for commissions or collections, by whatever name known.

         The NET SERVICE REVENUES of the LICENSED CLINICAL SERVICES that are performed by SLI for any person, firm or corporation controlling, controlled by, or under common control with SLI, or enjoying a special course of dealing with SLI, shall be determined by reference to the NET SERVICE REVENUES which would be applicable under this Section in an arm's length transaction by SLI to a THIRD PARTY other than such person, firm or corporation.

         1.9 "OTHER TECHNOLOGY" shall mean the method claims of United States Patent Nos. 5,389,512, and claims 1-4 and 15-18 of United States Patent No. 5,476,774, and any reissue or reexamination patents thereof.

         1.10 [***]* shall mean analysis of human genetic material to ascertain [***]*.

         1.11 "RT AND RT-PCR TECHNOLOGY" shall mean the reverse transcription process covered by the method claims of United States Patent Nos. 5,407,800, 5,322,770 and 5,310,652, and any reissue or reexamination patents thereof.

         1.12 "THIRD PARTY" shall mean a party other than an AFFILIATE of The Parties to this Agreement.

         1.13 "VALID CLAIM" shall mean an unexpired claim of any of the patents within LICENSED TECHNOLOGY which has not been held invalid or unenforceable by decision of a court or other governmental agency of competent jurisdiction, such decision being unappealable or unappealed within the time allowed for appeal.

         1.14 "TERRITORY" shall mean the United States and its possessions and the Commonwealth of Puerto Rico.

2.       GRANT:

         2.1 Upon the terms and subject to the conditions of this Agreement, RMS hereby grants to SLI, and SLI hereby accepts from RMS, a royalty-bearing, non-exclusive, non-

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FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

transferable immunity from suit under LICENSED TECHNOLOGY solely to perform LICENSED CLINICAL SERVICES within the Territory. The Parties understand and agree that to the extent that SLI is otherwise licensed by RMS under PCR Technology to perform human IN VITRO diagnostic services (hereinafter referred to as a "PCR Diagnostic Services License"), the present Homogeneous PCR Clinical Services Agreement is independent of the PCR Diagnostic Services License and the only royalties due to RMS for the performance of LICENSED CLINICAL SERVICES pursuant to the present Agreement shall be in accordance with the present Agreement and not the PCR Diagnostic Services License.

         The Parties understand and agree that no rights are hereby granted, expressly or by implication, under United States Patent Nos. B1 4,683,195, 4,683,202 and 4,965,188, (the `195 and `202 patents covering the polymerase chain reaction and the `188 patent, covering the performance of nucleic acid amplification using a thermostable polymerase) hereinafter "PCR Technology." An immunity from suit under the PCR Technology may be obtained by contacting the Licensing Coordinator, Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, CA 94501, Telephone (510) 814-2984, Facsimile (510) 814-2977.

         2.2 The LICENSED TECHNOLOGY hereunder may be practiced solely for the performance of LICENSED CLINICAL SERVICES by SLI and for no other purpose whatsoever and no other right, immunity or license is granted expressly, impliedly or by estoppel.

         2.3 SLI expressly acknowledges and agrees that the immunity from suit pursuant to this Agreement is personal to SLI alone and SLI shall have no right to sublicense, assign or otherwise transfer or share its rights under the foregoing immunity from suit. SLI further agrees that LICENSED CLINICAL SERVICES will be performed, offered, marketed and sold only by SLI except as provided, in
Article 2.3(a) and SLI shall not authorize any other party, including AFFILIATES, to practice the LICENSED TECHNOLOGY, nor shall it practice the LICENSED TECHNOLOGY in conjunction with any other party.

                  a) SLI may offer, market and sell LICENSED CLINICAL SERVICES that are performed by other laboratories subject to the following conditions:

                           i) Each laboratory performing LICENSED CLINICAL SERVICES for SLI must be separately licensed under RMS's Homogeneous PCR Clinical Services program.

                           ii) SLI's report forms must list all LICENSED CLINICAL SERVICES marketed and sold by SLI which are performed by another laboratory even though SLI will not be obligated to pay royalties on those LICENSED CLINICAL SERVICES.

                           iii) SLI must contact RMS to verify that a new laboratory to which it seeks to send samples for performance of LICENSED CLINICAL SERVICES is properly licensed by RMS before sending samples to that laboratory.

                           iv) Each laboratory performing LICENSED CLINICAL SERVICES for SLI must report and pay royalties on LICENSED CLINICAL SERVICES performed for SLI.

         2.4 RMS hereby grants to SLI the right and SLI accepts and agrees to credit RMS as the source of LICENSED TECHNOLOGY rights in SLI's, promotional materials and any other materials intended for distribution to THIRD PARTIES as follows:

                  "This test [or assay] is performed pursuant to a license agreement with Roche Molecular Systems, Inc."

3.       ACKNOWLEDGMENT AND AGREEMENT ON DIAGNOSTIC PRODUCTS:

         SLI acknowledges and agrees that the immunity from suit granted hereunder is for the performance of LICENSED CLINICAL SERVICES only and does not include any right to make, have made, import, offer or sell any products, including but not limited to devices, PCR reagents, reaction mixtures, or kits.

4.       ROYALTIES, RECORDS AND REPORTS:

         4.1 ROYALTIES. For the rights and privileges granted under this Agreement, SLI shall pay to RMS an amount equal to the total number of all reportable tests (that is, tests the results of which are provided by SLI to any party not a member to this Agreement, including tests the results of which are provided to AFFILIATES of SLI, for diagnostic purposes) performed for each LICENSED CLINICAL SERVICE, including tests performed in conjunction with a clinical trial, multiplied by (1) [***]* of NET SERVICE REVENUES or (2) [***].*

         4.2 Licensed Services performed under SLI's separately licensed PCR Technology and in conjunction with the performance of LICENSED CLINICAL SERVICES, are not royalty bearing apart from the royalty due as set forth in this Section 4.

         4.3 SLI shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to RMS by way of royalty or by way of any other provision under this Agreement. Such books and the supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if reasonably available), to the inspection of RMS or an independent certified public accountant retained by RMS for the purpose of verifying SLI's royalty statements or SLI's compliance in other respects with this Agreement. It is understood that RMS's inspection of SLI's records does not require access to actual patient results. If in dispute, such records shell be kept until the dispute is settled. The inspection of records shall be at RMS's sole cost and expense, unless the inspector concludes

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FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

that royalties reported by SLI for the period being audited are understated by five percent (5%) or more from actual royalties, in which case the costs and expenses of such inspection shall be paid by SLI.

         4.4      REPORTS

                  a) SLI shall within sixty (60) days after the first day of January and July of each year deliver to RMS a true and accurate royalty report. Such report shall cover the preceding six (6) calendar months; and shall be submitted either (1) on the "Homogeneous PCR Clinical Services Royalty Report," a copy of which is attached hereto as Attachment I; or (2) on a form generated by SLI which duplicates the format of the Homogeneous PCR Clinical Services Royalty Report; and shall include at least the following:

                           i) the name of the LICENSED CLINICAL SERVICE and the total number of all reportable results obtained for each LICENSED CLINICAL SERVICE during the six (6) preceding calendar months;

                           ii) compilation of billing thereon and the allowable deductions therefrom;

                           iii) Net Service Revenues and the calculation of the total royalty thereon; and

                           iv) the calculation of the total royalty due to RMS for all such reportable results. If no royalties are due, it shall be so reported.

                  b) The correctness and completeness of each such report shall be attested to in writing by the responsible financial officer of SLI's organization or by SLI's external auditor or by the chair or other head of SLI's internal audit committee.

                  c) Simultaneously with the delivery of each such report, SLI shall pay to RMS the royalty and any other payments due under this Agreement for the period covered by such report. All payments due RMS hereunder shall be paid in United States currency and sent, by the due date, together with a copy of the royalty report to the following address:

                                    Roche Molecular Systems, Inc.
                                    P.O. Box 18139
                                    Newark; New Jersey 07191

                           or to any address that RMS may advise in writing..


                  d) If, during any reporting period, SLI performs tests, all of which tests are LICENSED CLINICAL SERVICES under the present Homogeneous PCR Clinical Services Agreement, such Licensed Clinical Services shall be reported in accordance with the reporting provisions contained herein, and a separate Summary Royalty Report pursuant to Section 4.3 of the underlying PCR Diagnostic Service License is not required.

                  e) If, during any reporting period, SLI performs tests which are Licensed Services, pursuant to their PCR Diagnostic Services License, but are not LICENSED CLINICAL SERVICES under the present Homogeneous PCR Clinical Services Agreement, such Licensed Services shall be reported in accordance with the underlying PCR Diagnostic Services License. .

                  f) In the event that, during any reporting period, SLI performs no tests which are either Licensed Services or LICENSED CLINICAL SERVICES, SLI shall so indicate on SLI's Homogeneous PCR Clinical Services Royalty Report, by checking the appropriate box regarding both LICENSED CLINICAL SERVICES and Licensed Services, with no obligation to provide a separate Summary Royalty Report under the PCR Diagnostic Service License.

                  g) In any given reporting period, no single Licensed Service or LICENSED CLINICAL SERVICE shall be reported on more than one Royalty Report.

         4.5 LICENSED CLINICAL SERVICES performed by SLI prior to execution of this Agreement shall be royalty bearing and reported to RMS together with the first royalty report due hereunder.

         4.6 SLI's obligation to pay royalties pursuant to this Agreement shall continue only for as long as SLI operates under the licenses granted pursuant to Article 2 herein, and shall terminate when there are no longer any VALID CLAIMS in any of patents identified in LICENSED TECHNOLOGY, Section 1.7, SUPRA.

         4.7 If SLI shall fail to pay any amount specified under this Agreement after the due date thereof, the amount owed shall bear interest of 1.5% per month from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is due.

5.       TECHNOLOGY NOTIFICATION:

         5.1 With respect to any invention, improvement or discovery (hereinafter referred to as "Discoveries" in this Article) of SLI made after entering into this Agreement, resulting from work conducted under this Agreement and being applicable to HOMOGENEOUS PCR TECHNOLOGY, RT AND RT-PCR TECHNOLOGY and OTHER TECHNOLOGY, if SLI decides to license said Discoveries to THIRD PARTIES, then SLI agrees to provide to RMS, unless not possible due to SLI's pre-existing commitments to THIRD PARTIES relating to said Discoveries, a reasonable opportunity to negotiate a license to use said Discoveries. Such Discoveries include, but are not limited to, improvements of the homogeneous PCR processes or in the performance of LICENSED CLINICAL SERVICES, modifications to or new methods of performing the LICENSED CLINICAL

SERVICES, including the automation of the homogeneous PCR processes or of the LICENSED CLINICAL SERVICES.

         5.2 Any agreement reached between The Parries as a result of SLI notification to RMS of a Discovery pursuant to Section 5.1 hereto shall be upon the terms and conditions negotiated in good faith by The Parties.

6.       MOST FAVORED LICENSEE:

         If after the EFFECTIVE DATE of this Agreement, RMS grants to a THIRD PARTY a license of substantially the same scope as is granted to SLI but having more favorable royalties in the TERRITORY for LICENSED CLINICAL SERVICES than those set forth herein, RMS shall promptly notify SLI of said more favorable royalties, and SLI shall have the right and option to substitute such more favorable royalties for the royalties contained herein. SLI's right to elect said more favorable royalties shall extend only for the time period such more favorable royalties shall be available to such other THIRD PARTY and shall be conditioned on SLI's acceptance of all the same conditions, favorable or unfavorable, under which such more favorable royalties are made available to such other THIRD PARTY. Upon SLI's acceptance of all such terms of said THIRD PARTY agreement, the more favorable royalties shall be effective as to SLI as of the effective date of such other THIRD PARTY license agreement. Notwithstanding the foregoing, in the event that RMS shall receive substantial other non-monetary consideration, for example, such as intellectual property rights, as a part of the consideration for its granting of such license to a THIRD PARTY, then this Article 6 shall not apply. Furthermore if the "more favorable royalty" granted to a THIRD PARTY applies only to LICENSED CLINICAL SERVICES performed in conjunction with a clinical study or clinical trial, then SLI shall be entitled to the same fee for the same tests)/services performed in conjunction with a similar clinical study or trial. However, there shall be no reduction in the fee for those LICENSED CLINICAL SERVICES, even if for the same analyte, which are not performed in conjunction with a clinical study or trial.

7.       TERM AND TERMINATION:

         7.1 The immunity from suit granted to SLI herein shall commence on the EFFECTIVE DATE and terminate on the earlier of (1) Dec. 31st of the year in which the fifth anniversary of the EFFECTIVE DATE is observed or (2) the date of expiration of the last to expire of the patents included within the LICENSED TECHNOLOGY, which patent contains at least one VALID CLAIM covering the performance of LICENSED CLINICAL SERVICES.

         7.2 Notwithstanding any other Section of this Agreement, SLI may terminate this Agreement for any reason on thirty (30) days' written notice to RMS.

         7.3 The immunity from suit granted hereunder to SLI shall automatically terminate upon (a) an adjudication of SLI as bankrupt or insolvent, or SLI's admission in writing of its inability to pay its obligations as they mature; or (b) an assignment by SLI for the benefit of creditors; or (c) SLI's applying for or consenting to the appointment of a receiver, trustee or similar officer for any substantial part of its property; or such receiver, trustee or similar officer's appointment without the application or consent of SLI, if such appointment shall continue undischarged for a period of ninety (90) days; or (d) SLI's instituting (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency arrangement, or similar proceeding relating to SLI under the laws of any jurisdiction; or (e) the institution of any such proceeding (by petition, application or otherwise) against SLI, if such proceeding shall remain undismissed for a period of ninety (90) days or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property of SLI; if such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy; or (f) loss of SLI's federal or state licenses permits or accreditation necessary for operation of SLI as a health care institution.

         7.4 RMS shall have the right to terminate this Agreement by written notice to SLI upon any change in the ownership or control of SLI or of its assets. Termination under this Section shall be effective immediately upon receipt by SLI of RMS's notice of termination. For such purposes, a "change in ownership or control" shall mean that 30% or more of the voting stock of SLI become subject to the control of a person or entity, or any related group of persons or entities acting in concert, which person(s) or entity(ies) did not control such proportion of voting stock as of the EFFECTIVE DATE of the Agreement. Analogously, RMS shall have the right to terminate this Agreement upon any transfer or sale of 30% or more of the assets of SLI to another party.

         7.5 BREACH. Upon any breach of or default of a material term under this Agreement by SLI, RMS may terminate this Agreement upon thirty (30) days' written notice to SLI. Said notice shall become effective at the end of the thirty-day period, unless during said period SLI fully cures such breach or default and notifies RMS of such a cure.

         7.6 SLI's obligations to report to RMS and to pay royalties to RMS as to the LICENSED CLINICAL SERVICES performed under the Agreement prior to termination or expiration of the Agreement shall survive such termination or expiration.

8.       CONFIDENTIALITY-PUBLICITY:

         8.1 SLI agrees to obtain RMS's approval before distributing any written information, such as Press Releases, to THIRD PARTIES referring to RMS or this Agreement. RMS's approval shall not be unreasonably withheld or delayed and, in any event, RMS's decision shall be rendered within three (3) weeks of receipt of the written information. Once approved, such materials, or abstracts of such materials, which do not materially alter the context of the material originally approved may be reprinted during the tern of the Agreement without further approval by RMS unless RMS has notified SLI in writing of its decision to withdraw permission for such use.

         8.2 Each Party agrees that any financial, legal or business information or any technical information disclosed to it (the "Receiving Parry") by the other (the "Disclosing Party") in connection with this Agreement shall be considered confidential and proprietary and the Receiving Party shall not disclose same to any THIRD PARTY and shall hold it in confidence for a period of five (5) years and will not use it other than as permitted under this Agreement provided, however, that any information, know-how or data which is orally disclosed to the Receiving Party shall not be considered confidential and proprietary unless such oral disclosure is reduced to writing and given to the Receiving Party in written form within thirty (30) days after oral disclosure thereof. Such confidential and proprietary information shall include, without limitation, marketing and sales information, commercialization plans and strategies, research and development work plans, and technical information such as patent applications, inventions, trade secrets, systems, methods, apparatus, designs, tangible material, organisms and products and derivatives thereof.

         8.3 The above obligations of confidentiality shall not be applicable to the extent:

                  a) such information is general public knowledge or, after disclosure hereunder, becomes general or public knowledge through no fault of the Receiving Party; or

                  b) such information can be shown by the Receiving Party by its written records to have been in its possession prior to receipt thereof hereunder; or

                  c) such information is received by the Receiving Party from any THIRD PARTY for use or disclosure by the Receiving Party without any obligation to the Disclosing Party provided, however, that information received by the Receiving Party from any THIRD PARTY funded by the Disclosing Party (e.g. consultants, subcontractors, etc.) shall not be released from confidentiality under this exception; or

                  d) the disclosure of such information is required or desirable to comply with or fulfill governmental requirements, submissions to governmental bodies, or the securing of regulatory approvals.

         8.4 Each Party shall, to the extent reasonably practicable, maintain the confidentiality of the provisions of this Agreement and shall refrain from making any public announcement or disclosure of the terms of this Agreement without the prior consent of the other Party, except to the extent a Party concludes in good faith that such disclosure is required under applicable law or regulations, in which case the other Party shall be notified in advance.

9.       COMPLIANCE:

         In exercising any and all rights and in performing its obligations hereunder, SLI shall comply fully with any and all applicable laws, regulations and ordinances and shall obtain and keep in effect licenses, permits and other governmental approvals, whether at the federal, state or local levels, necessary or appropriate to carry on its activities hereunder. SLI further agrees to refrain from any activities that would have an adverse effect on the business reputation of RMS. RMS will advise SLI of any such activities and SLI will have thirty (30) days to correct such activity.

10.      ASSIGNMENT:

         This Agreement shall not be assigned or transferred by SLI (including without limitation any purported assignment or transfer that would arise from a sale or transfer of SLI's business), without the express written consent of RMS. RMS may assign all or any part of its rights and obligations under this Agreement at any time without the consent of SLI. SLI agrees to execute such further acknowledgments or other instruments as RMS may reasonably request in connection with such assignment.

11.      NEGATION OF WARRANTIES AND INDEMNITY:

         11.1     Nothing in this Agreement shall be construed as:

                  a) a warranty or representation by RMS as to the validity or scope of any patent included within LICENSED TECHNOLOGY;

                  b) a warranty or representation that the practice of the LICENSED TECHNOLOGY and/or the performance of LICENSED CLINICAL SERVICES are or will be free from infringement of patents of THIRD PARTIES;

                  c) an obligation to bring or prosecute actions or suits against THIRD PARTIES for infringement;

                  d) except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof, of RMS;

                  e) conferring by implication, estoppel or otherwise any license, right or immunity under any patents or patent applications of RMS other than those specified in LICENSED TECHNOLOGY, regardless of whether such other patents and patent applications are dominant or subordinate to those in LICENSED TECHNOLOGY;

                  f) an obligation to furnish any know-how not provided in LICENSED TECHNOLOGY; or

                  g) creating any agency, partnership, joint venture or similar relationship between RIM and SLI.

         11.2 RMS MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         11.3 SLI shall assume full responsibility for its use of the LICENSED TECHNOLOGY and shall defend, indemnify and hold RMS harmless from and against all liability, demands, damages, expenses (including attorneys' fees) and losses for death, personal injury, illness, property damage or any other injury or damage, including any damages or expenses arising in connection with state or federal regulatory action (collectively "Damages"), resulting from the use by SLI, including its officers, directors, agents and employees, of the LICENSED Technology except, and to the extent that such Damages are caused by the negligence or willful misconduct of RMS.

12.      GENERAL:

         12.1 This Agreement constitutes the entire agreement between The Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement may be modified or amended only by a writing executed by authorized officers of each of The Parties.

         12.2 Any notice required or permitted to be given by this Agreement shall be given by postpaid, first class, registered or certified mail, or by courier, properly addressed to the other Party at the respective address as shown below:

         If to RMS:             Roche Molecular Systems, Inc.
                                1145 Atlantic Avenue
                                Alameda, California 94501
                                Attn: General Counsel

         If to SLI:             Specialty Laboratories, Inc.
                                2211 Michigan Avenue
                                Santa Monica, CA 90404-3900 .
                                Attn: Richard Horan, Material Director

         Either Party may change its address by providing notice to the other Party. Unless otherwise specified herein, any notice given in accordance with the foregoing shall be deemed given within four (4) full business days after the day of mailing, or one full day after the date of delivery to the courier, as the case will be.

         12.3 GOVERNING LAW AND VENUE. This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of California, U.S.A., except as to any issue which by the law of California depends upon the validity, scope or enforceability of any patent within the HOMOGENEOUS PCR TECHNOLOGY, RT and RT-PCR TECHNOLOGY or OTHER TECHNOLOGY, which issue shall be determined in accordance with the applicable patent laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute or controversy arising from this Agreement shall be in the United States District Court for the Northern District of California if federal jurisdiction exists, and if no federal jurisdiction exists, then in the Superior Court of the County of Alameda, California.

         12.4 ARBITRATION. Notwithstanding the provisions of Section 12.3 above, any dispute concerning solely the determination of facts such as, but not limited to, (a) the value of a LICENSED CLINICAL SERVICE pursuant to Section 1.8; (b) a determination of royalty rate payments owed pursuant to Section 4.1; or (c) good faith compliance with Article 6; and which dispute does not involve a question of law, shall be settled by final and binding arbitration at a mutually convenient location in the State of California pursuant to the commercial arbitration rules of the American Arbitration Association, in accordance with the following procedural process:

                           i) The arbitration tribunal shall consist of three arbitrators. In the request for arbitration and the answer thereto, each Party shall nominate one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal.

                           ii) The decision of the arbitration tribunal shall be final and judgment upon such decision may be entered in any competent court for juridical acceptance of such an award and order of enforcement. Each Party hereby submits itself to the jurisdiction of the courts of the place of arbitration, but only for the entry of judgment with respect to the decision of the arbitrators hereunder.

         12.5 Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or concerning the legal right of The Parties to enter into this contract and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

         12.6 If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of The Parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

         IN WITNESS WHEREOF, The Parties hereto have set their hands and seals and duly executed this Agreement on the date(s) indicated below, to be effective on Effective Date as defined herein.


ROCHE MOLECULAR SYSTEMS, INC           SPECIALTY LABORATORIES, INC.

By:    /s/                             By:    /s/
      -------------------------------        -------------------------------
       Thomas White, Ph.D.                     Bart Thielen
Title: Sr. Vice President, R&D         Title:  Vice President of Finance

Date:  Oct. 1, 1999                    Date:  10/5/99
      -------------------------------        -------------------------------

Apprv'd As To Form
LAW DEPT.

By:  /s/

                 RIDER CONCERNING SUPPLEMENTAL PATENT RIGHTS TO
                   HOMOGENEOUS PCR CLINICAL SERVICES AGREEMENT

The purpose of this rider is to set forth the agreement of Specialty Laboratories, Inc. ("SLI") and Roche Molecular Systems, Inc. ("RMS") concerning the supplemental rights to additional patents relating to PCR technology which RMS offers and The Parties agree to add to the rights granted to SLI by the Agreement between The Parties, executed on even date herewith, (the "Homogeneous PCR Clinical Services Agreement").

1. It is understood by The Parties that RMS may, from time to time, come into possession or control of additional patents or claims of patents relating to PCR technology rights to which RMS may decide to offer to add to the Homogeneous PCR Clinical Services Agreement and which SLI may desire to accept. Accordingly, appended hereto as APPENDIX A is a list of such additional patents or claims of patents as RMS is currently offering to which SLI, by its authorized representative, has indicated its acceptance thereof in accordance with the rights of use and all other pertinent obligations, restrictions and limitations as set forth in the Homogeneous PCR Clinical Services Agreement.

2. APPENDIX A may be amended by mutual agreement of The Parties in writing so as to add additional patent rights being offered by RMS. Accordingly, a new APPENDIX A signed and dated by both parties shall supersede any prior APPENDIX A and shall become a part of this rider.

3. It is expressly understood and agreed by The Parties that the grant of additional patent rights herein does not in any way otherwise modify the Homogeneous PCR Clinical Services Agreement and that all provisions of that Agreement shall remain in full force and effect as originally set forth therein. The term of the Homogeneous PCR Clinical Services Agreement shall control the enjoyment of rights hereunder and is not extended by the rights granted hereby nor shall there be any additional royalty obligation to RMS beyond that set forth in said Agreement.

4. In consideration of the further rights being granted it hereunder, SLI agrees to remain in good faith compliance with the applicable terms of the Homogeneous PCR Clinical Services Agreement, including reporting and payment of royalties and the limitation on use of PCR technology strictly for the performance of licensed services and not to make products.

5. In the event that SLI's obligation to pay royalties under the Homogeneous PCR Clinical Services Agreement for its rights to use the PCR technology shall cease for any reason, whether by termination, expiry, invalidation or otherwise, then The Parties agree that this rider shall become null and void and the rights granted hereunder terminated without notice and The Parties shall be free to negotiate a new agreement with respect to the patent rights listed on APPENDIX A.


                                       Accepted and Agreed,
ROCHE MOLECULAR SYSTEMS, INC           SPECIALTY LABORATORIES, INC.

By:    /s/                             By:    /s/
      -------------------------------        -------------------------------
       Thomas White, Ph.D.                     Bart Thielen
Title: Sr. Vice President, R&D         Title:  Vice President of Finance

Date:  Oct. 1, 1999                    Date:  10/5/99
      -------------------------------        -------------------------------

APPENDIX A TO RIDER

Additional Patents

United States Patent No. 5,561,058

United States Patent No. 5,693,517

[ADVANCE \Y550]
ROCHE MOLECULAR SYSTEMS, INC           SPECIALTY LABORATORIES, INC.

By:    /s/                             By:    /s/
      -------------------------------        -------------------------------
       Thomas White, Ph.D.                     Bart Thielen
Title: Sr. Vice President, R&D         Title:  Vice President of Finance

Date:  Oct. 1, 1999                    Date:  10/5/99]
      -------------------------------        -------------------------------